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                                                                    EXHIBIT 3.47

                            ARTICLES OF INCORPORATION

                                       OF

                               THREE PAC COMPANY

         KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do certify:

                                   ARTICLE I

         The name of the corporation is: THREE PAC Company.

                                   ARTICLE II

         The principal place of business of the corporation shall be:

                   1325 Airmotive Way, Suite 100, Reno 89502.

         The corporation's resident agent shall be:

                        The Corporation Trust Company of Nevada
                        One East First Street, Reno, Nevada 89501

                                  ARTICLE III

         The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada.

                                   ARTICLE IV

         The corporation shall have authority to issue the following:

                  The number of shares of common stock which this corporation is authorized to issue is One Hundred thousand (100,000) shares with a par value of One Cent ($.01) per share.

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                                   ARTICLE V

         The number of the Board of Directors shall be:

                  The Board of Directors will consist of one (1) to nine (9). The person who is to serve as Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

         Charles J. Bayer, 3240 E. Pershing, Phoenix, Az. 85032

                                   ARTICLE VI

         The name and address of the incorporator is:

         J. Scott Askew, 2721 N. Central Avenue, Phoenix, Az. 85004

                                   ARTICLE VII

         The period of existence of the corporation shall be:

                                    Perpetual

IN WITNESS WHEREOF, I the aforementioned incorporator have signed the Articles of Incorporation this 2nd day of December, 1994.

                                                    /s/ J. Scott Askew
                                                    ----------------------------
                                                    J. Scott Askew, Incorporator

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STATE OF ARIZONA
COUNTY OF MARICOPA

         THIS IS TO CERTIFY that on the 2nd day of December, 1994, before me, a Notary Public, personally appeared J. Scott Askew, who I am satisfied is the person named in and who executed the foregoing Articles of Incorporation and I first having made known to him the contents thereof, did acknowledge that he had signed the same as his voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 2nd day of December, 1994.

(NOTARIAL SEAL)

                                                /s/ Blanche I. Passolt
                                                --------------------------------
                                                Blanche I. Passolt
                                                NOTARY PUBLIC